CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement No. Form F-1 of TELKOM
SA Limited of our report dated June 11, 2002,except for Note 44 relating to the financial statements of Vodacom Group (Proprietary) Limited for which the date is October 15, 2002, which appear in such Registration Statement.. We also consent to the references to us under the heading "Experts" in such Registration Statement.

           /S/                 /S/
Registered Accountants and Auditors

Registered Accountants and Auditors
Chartered Accountants (SA)

Chartered accountants (SA)
Pretoria

Pretoria
30 January 2003

30 January 2003